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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
July 15, 2004

C-CHIP TECHNOLOGIES CORPORATION
formerly Keystone Mines Limited
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33199 (Commission File No.)	88-0467848 (IRS Employer ID)

4710 St-Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7
(Address of principal executive offices and Zip Code)

(514) 337-2447
(Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

99.1	Press Release

ITEM 9. REGULATION FD DISCLOSURE

C-Chip Technologies Corporation (OTCBB: CCHI) reported that the Shadow 100, C-Chip's automatic vehicle location solution that wirelessly communicates on ReFlex networks has recently obtained its certification from Metrocall Wireless Inc.

Metrocall is a provider of paging products and other wireless services to the business, government and healthcare communities. In addition to its nationwide one-way networks, Metrocall's two-way network has a high-powered terrestrial ReFLEX footprint in the United States with roaming partners in Canada, Mexico and the Caribbean.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of July, 2004.

C-CHIP TECHNOLOGIES CORPORATION

BY:	/s/ Stephane Solis,
Stephane Solis, President and Principal Executive Officer